UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2023

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 7, 2023, Tenable, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Tenable Holdings, Inc., a Delaware corporation (“Tenable”), entered into a share purchase agreement (the “Purchase Agreement”) with Ermetic Ltd., a company organized under the laws of the State of Israel (“Ermetic”), each of the shareholders of Ermetic identified in the Purchase Agreement or joined to the Purchase Agreement pursuant to a joinder agreement (collectively, the “Sellers”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the indemnitors under the Purchase Agreement, pursuant to which Purchaser will acquire all of the outstanding share capital of Ermetic (the “Acquisition”) and Ermetic will continue as a wholly-owned subsidiary of Purchaser and indirect subsidiary of Tenable. The aggregate purchase price for the Acquisition is approximately $265 million, payable in approximately $240 million of cash and $25 million in restricted stock and RSUs, subject to certain customary purchase price adjustments set forth in the Purchase Agreement. The purchase price is payable in cash, other than a minority portion of the consideration payable to certain Ermetic employees, which will be paid in Tenable equity subject to time-based vesting. Ermetic is a fully integrated cloud-native application protection platform (CNAPP) company, and a leading provider of cloud infrastructure entitlement management (CIEM).
Under the terms of the Purchase Agreement, all outstanding, vested and unexercised Ermetic options (other than underwater options) immediately prior to the closing of the Acquisition shall be canceled in exchange for cash in the amounts set forth in the Purchase Agreement. In addition, all outstanding ordinary shares of Ermetic that are subject to forfeiture or a right of repurchase by Ermetic immediately prior to closing of the Acquisition (the “Restricted Shares”) shall accelerate and become fully vested and the restrictions and limitations applicable to such Restricted Shares shall lapse. In addition, all outstanding, unvested and unexercised options (other than underwater options) held by a then-current employee of Ermetic shall be substituted for unvested Tenable restricted share units (“Unvested RSU Awards”) in the amounts set forth in the Purchase Agreement. In addition, all outstanding and unvested restricted share units of Ermetic held by a then-current employee of Ermetic shall be substituted for Unvested RSU Awards in the amounts set forth in the Purchase Agreement.
The Purchase Agreement contains representations, warranties and covenants of Purchaser, Ermetic and the Sellers that are customary for a transaction of this nature. The Purchase Agreement also contains customary indemnification provisions whereby the indemnitors named therein will indemnify the Purchaser for certain damages arising out of inaccuracies in, or breaches of, the representations, warranties and covenants of Ermetic and the Sellers, pre-closing taxes of Ermetic, and certain other matters, subject to certain caps. To support such indemnification obligations, Purchaser will have recourse to escrowed cash and, in certain cases, directly against the indemnitors. In addition, Tenable has obtained a representation and warranty insurance policy to provide coverage for certain breaches of representations and warranties of Ermetic and the Sellers, which will be subject to certain exclusions, deductibles and other terms and conditions set forth therein. The Purchase Agreement also provides customary termination rights for Purchaser and Ermetic. The shareholders of Ermetic have approved the Purchase Agreement and the transactions contemplated thereby in accordance with applicable law and Ermetic’s organizational documents.
The Acquisition is expected to close early in the fourth quarter of 2023, subject to the satisfaction of customary closing conditions.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Purchaser, Ermetic or the Sellers. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule provided by Ermetic to the Purchaser in connection with the signing of the Purchase Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Purchaser and Ermetic rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts about the Purchaser, Ermetic or the Sellers. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Tenable’s public disclosures.

Item 7.01    Regulation FD Disclosure
On September 7, 2023, Tenable issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by Tenable, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking information related to Tenable, Ermetic and the Acquisition that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as the words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. The forward-looking statements in this Current Report on Form 8-K are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Ermetic’s or Tenable’s control. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the Acquisition and product developments and other possible or assumed business strategies, anticipated financial impact of the Acquisition, potential growth opportunities, new products and potential market opportunities and the anticipated timing of the closing of the Acquisition. Risks and uncertainties include, among other things, our ability to successfully integrate Ermetic’s operations; our ability to implement our plans, forecasts and other expectations with respect to Ermetic’s business; our ability to realize the anticipated benefits of the Acquisition, including the possibility that the expected benefits from the Acquisition will not be realized or will not be realized within the expected time period; our ability to consummate the transaction pursuant to the terms and in accordance with the timing described in this Current Report on Form 8-K; disruption from the Acquisition making it more difficult to maintain business and operational relationships; the inability to retain key employees; the negative effects of the consummation of the Acquisition on the market price of our common stock or on our operating results; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally..
Additional risks and uncertainties that could affect the potential benefits of the Acquisition or our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, our quarterly report on Form 10-Q for the quarter ended June 30, 2023 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
2.1*
Share Purchase Agreement, dated as of September 7, 2023, by and among Tenable, Inc., Ermetic Ltd., the shareholders of Ermetic identified on the signature pages thereto and Shareholder Representative Services LLC.

99.1	Press Release dated September 7, 2023
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on September 7, 2023, formatted in Inline XBRL.
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(*) Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that Tenable may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	September 7, 2023	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary